                                                 POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below nominates, constitutes and appoints Mario J. Gabelli, Bruce N. Alpert, and James E. McKee (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, for him and on his behalf and in his place and stead in any and all capacities, to make execute and sign all amendments and supplements to the Registration Statement on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940 of THE GABELLI ASSET FUND (the "Fund"), and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of beneficial interest, par value $.001 per share, of the Fund, and any and all amendments and supplements to such Registration Statement, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the undersigned officers and Trustees themselves might or could do.

         IN WITNESS WHEREOF, the undersigned officers and Trustees have hereunto set their hands this 26th day of February, 1997.

                                   /s/Mario J. Gabelli
                                   Mario J. Gabelli
                                  Chairman and Trustee

                                 /s/Bruce N. Alpert
                                 Bruce N. Alpert
                                 President and Treasurer

                                 /s/Felix J. Christiana
                                 Felix J. Christiana
                                     Trustee

                                /s/Anthony J. Colavita
                              Anthony J. Colavita
                                     Trustee

                                /s/James P. Conn
                                  James P. Conn
                                     Trustee

                                 /s/Karl Otto Pohl
                                 Karl Otto Pohl
                                    Trustee

                            /s/Anthony R. Pustorino
                            Anthony R. Pustorino
                                     Trustee

                            Anthonie C. van Ekris
                            Anthonie C. van Ekris
                                     Trustee

                            /s/Salvatore J. Zizza
                             Salvatore J. Zizza
                                    Trustee